SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

OPTIMUM FUND TRUST
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
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[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
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      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSALS

     Below is a brief overview of the proposals on which you are being asked to vote. Your vote is important, no matter how large or small your holdings may be. Please read the full text of the Proxy Statement, which contains additional information about the proposals, and keep it for future reference.

     We appreciate you placing your trust in Optimum Fund Trust and we look forward to continuing to help you achieve your financial goals.

On what proposals am I being asked to vote?

     You are being asked to vote on the following two proposals:

1.	To elect a Board of Trustees (the “Board”) of Optimum Fund Trust (the “Trust”); and

2.	To approve a new investment management agreement between the Trust, on behalf of your Fund, and Delaware Management Company (“DMC”), the current investment manager to your Fund (the “New Investment Management Agreement”).

Has the Board approved each proposal?

     Yes. After careful consideration, the Board has unanimously approved each proposal and recommends that you vote “FOR” all of the nominees for trustee in Proposal 1 and “FOR” Proposal 2.

PROPOSAL 1: TO ELECT A BOARD OF TRUSTEES

What is a Board of Trustees and what is its role?

     The Trust is governed by the Board, which is responsible for supervising the management of the Trust and serving the needs and best interests of Fund shareholders. The Board establishes procedures and oversees and reviews the performance of the investment manager, the sub-advisers, the distributor, and others who perform services for the Trust.

Who are the nominees for the Board?

     Each nominee currently serves as a trustee on the Board. All eight nominees for the Board are standing for election by shareholders. The Proxy Statement contains the names, ages, business experience, and other background and related information to assist you in your decision on voting for each nominee. All of the nominees have been previously elected by shareholders of the Trust, with the exception of one of the “independent” nominees (as described below) and one of the “interested” nominees (as described below), who are standing for election by shareholders for the first time.

     The Board has six nominees who are “independent” trustees and two nominees who are “interested” trustees. Trustees are determined to be “interested” by virtue of, among other things, their relationships with the Trust’s service providers or sub-service providers.

Are trustees paid?

     Independent trustees are compensated by the Trust. You can find a table in the Proxy Statement, which describes the aggregate compensation received by each independent trustee. The “interested” trustees do not receive any compensation from the Trust.

PROPOSAL 2: TO APPROVE A NEW INVESTMENT
MANAGEMENT AGREEMENT

Why am I being asked to approve the New Investment Management Agreement?

     Your Fund is managed by DMC pursuant to an investment management agreement (the “Current Investment Management Agreement”). DMC’s parent company, Delaware Management Holdings, Inc., and its subsidiaries (collectively “Delaware Investments”), will be sold. Due to the requirements of certain Federal securities laws, your Fund’s Current Investment Management Agreement will terminate at the closing of the sale of Delaware Investments. As a result, Fund shareholders are being asked to approve the New Investment Management Agreement so that DMC may continue to serve as the investment manager for your Fund.

When would the New Investment Management Agreement with DMC take effect?

     If approved by Fund shareholders, the New Investment Management Agreement would take effect if and when the sale of Delaware Investments is completed.

Who is acquiring Delaware Investments?

     Macquarie Bank Limited (or a subsidiary thereof) is acquiring Delaware Investments. Macquarie Bank Limited is a subsidiary of Macquarie Group Limited, a global provider of banking, financial, advisory, investment, and fund management services. Macquarie Group Limited is listed on the Australian Securities Exchange and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator. Macquarie Group Limited is acquiring Delaware Investments as part of its strategy to develop a global asset management capability through building a highly regarded team of investment professionals, offering an attractive suite of investment products, and gaining broader access to markets in the United States.

Will the investment management fees or other fees change under the New Investment Management Agreement?

     No. There will be no change to the contractual fee rate applicable to your Fund under the New Investment Management Agreement. In addition, Macquarie Group Limited has no present intention to cause DMC to alter any voluntary expense limitations or reimbursements currently in effect for the Funds.

Will the New Investment Management Agreement be similar to the Current Investment Management Agreement?

     Yes. The New Investment Management Agreement will be substantially similar to its Current Investment Management Agreement. The New Investment Management Agreement requires DMC to provide the same services to your Fund as it does under the Current Investment Management Agreement.

Will I need to approve new sub-advisory agreements?

     No. DMC operates as a “manager of managers” of the Trust pursuant to an exemptive order (the “Manager of Managers Order”) issued by the SEC. The Manager of Managers Order enables DMC, subject to the approval of the Board, but without shareholder approval, to enter into sub-advisory agreements with respect to the Funds. Each current sub-advisory agreement (“Current Sub-Advisory Agreement”) will automatically terminate along with the Current Investment Management Agreement upon the closing of the sale of Delaware Investments. DMC has recommended and the Board has approved new sub-advisory agreements (“New Sub-Advisory Agreements”) with the Funds’ current sub-advisers. The terms of the New Sub-Advisory Agreements are identical to the Current Sub-Advisory Agreements, except for the effective dates. If the New Investment Management Agreement is approved by the shareholders of your Fund, the New Sub-Advisory Agreements relating to your Fund will take effect upon the closing of the sale of Delaware Investments. Under the Manager of Managers Order, shareholders will be notified in advance of any future changes to the Funds’ sub-advisory arrangements.

How will the sale of Delaware Investments affect Fund shareholders?

     The sale of Delaware Investments is not expected to have a significant effect on Fund shareholders. After the closing of the sale, Delaware Investments will remain headquartered in Philadelphia and the investment management professionals serving DMC’s clients are not currently expected to change as a result of the sale. Certain other companies affiliated with Delaware Investments that provide services to your Fund are also being acquired by Macquarie Group Limited, and those service providers are also expected to continue to provide the same services to your Fund as currently provided.

Has the Board concluded that approving the New Investment Management Agreement is in the best interests of the Fund and its shareholders?

     Yes. The Board’s consideration of the New Investment Management Agreement is described in the Proxy Statement. The Board has concluded that the New Investment Management Agreement is in the best interests of your Fund and its shareholders.

COMMON QUESTIONS AND GENERAL INFORMATION
ABOUT THE SHAREHOLDER MEETING

Who is paying the costs of the shareholder meeting and this proxy solicitation and the costs associated with the sale of Delaware Investments?

     Lincoln National Investment Companies, Inc., DMC’s parent company, and Macquarie Bank Limited have agreed to bear the expenses of the Funds in connection with the Board’s consideration of the New Investment Management Agreement and New Sub-Advisory Agreements and related agreements and the costs of this proxy solicitation.

How many votes am I entitled to cast?

     As a shareholder, you are entitled to one vote for each dollar of net asset value per share, and a proportionate fractional vote for any fractional dollar value, held in that Fund as of the record date, which is September 18, 2009.

How do I vote my shares?

     You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. If you have received more than one proxy card, please fill out and return all of them. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card and following the recorded instructions. In addition, you may vote through the Internet by visiting the Web site indicated on your proxy card and following the online instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, Inc. (“Computershare”), the Funds’ proxy solicitor, at 877 520-8548.

Who is Computershare?

     Computershare is a company, not affiliated with your Fund or Delaware Investments, that the Trust has engaged to call shareholders and record proxy votes. In order to hold the shareholder meeting, a minimum number of shareholders, or “quorum,” must be present or represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. In order to prevent the adjournment of the meeting, as the meeting date approaches, you may receive a telephone call from a representative of Computershare if your votes have not yet been received. Your Fund also may attempt to reach you through multiple mailings to remind you to cast your vote.

How do I sign the proxy card?

Individual Accounts:	Shareholders should sign exactly as their names appear on the proxy card.

Joint Accounts:	Either owner may sign, but the name of the person signing should conform exactly to a name shown on the proxy card.

All Other Accounts:	The person signing must indicate his or her capacity. For example, if Ms. Ann B. Collins serves as a trustee for a trust account or other type of entity, she should sign, “Ann B. Collins, Trustee.”

How can I find more information about the proposals?

     You should read the Proxy Statement, which provides details regarding the proposals. If you have any questions, please call Computershare at 877 520-8548.

How can I get another copy of the Proxy Statement?

     If you would like another copy of the Proxy Statement, please contact your financial adviser or our Shareholder Service Center at 800 914-0278.

Information Re: Optimum Fund Trust Proxy Statement Relating to Delaware Investments Sale to Macquarie Bank Limited

We wanted to make you aware that, beginning around September 30, 2009, your clients invested in the Optimum Fund Trust (the Funds) as of the record date of September 18, 2009 will be sent proxy materials regarding some proposals that they will be asked to vote on as shareholders of the Funds. The materials will include a Q&A regarding the proposals, a proxy statement with more detailed information about the proposals, and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by mail, telephone or through the Internet. Shareholders will have the opportunity to vote on the following proposals:

  To elect a Board of Trustees for the Funds. The nominees for election to the Board of Trustees are all current members of the Board.
  To approve a new investment management agreement between the Funds and Delaware Management Company (DMC), the Funds’ investment manager. This proposal is being put forth to shareholders in connection with the sale of Delaware Investments (including DMC) by Lincoln National Corporation to Macquarie Bank Limited.

Please note that your clients may receive a telephone solicitation in connection with this proxy statement from Computershare Fund Services, Inc., the Funds’ proxy solicitor. After an initial period of time, phone solicitations are typically used in connection with proxy statements if a certain number of shareholders have not responded in advance of the shareholder meeting.